EXHIBIT 99.1


                                                     FOR IMMEDIATE RELEASE
                                                     Contact: Investor Relations
                                                     Telephone: 712.732.4117

                META FINANCIAL GROUP, INC. (R) ANNOUNCES SALE OF
                         FOUR BRANCHES IN NORTHWEST IOWA

STORM LAKE, IOWA - (January 31, 2007) Meta Financial Group, Inc. (NASDAQ-Global
Market: CASH) today reported that its subsidiary, MetaBank, has entered into agreements to sell four of its Northwest Iowa branches. Iowa State Bank in Sac City, Iowa, will purchase the MetaBank offices in Sac City, Lake View, and Odebolt, Iowa. This transaction is anticipated to close on March 31, 2007. Additionally, Iowa Trust & Savings Bank in Emmetsburg, Iowa will purchase the MetaBank office in Laurens, Iowa. This transaction is anticipated to close on April 13, 2007. Both of the transactions are subject to regulatory approval.

Together, the transactions will involve the assumption by the acquiring banks of approximately $40.4 million in deposits and the purchase of $1.2 million in loans. Meta Financial Group expects the transaction will generate a pre-tax gain on sale of approximately $3.4 million.

Northwest Iowa Market President Ben Guenther commented, "The sale of these four branches is a great transaction for all involved. It allows both buyer and seller opportunities to expand and focus strategic business efforts where the management of each organization deems it best."

After the transaction is completed, Meta Financial Group will operate 15 branches: the branches are located in Brookings (1), and Sioux Falls (4), South Dakota, and Storm Lake (2), Des Moines (5), and West Central (3), Iowa. At December 31, 2006, Meta Financial Group had total assets of $754.5 million.

Please see the additional Meta Financial Group, Inc. press release issued on January 31, 2007 regarding results for the quarter ended December 31, 2006.

This press release and other important information about the Company are available at www.metacash.com.
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Corporate Profile: Meta Financial Group, Inc. (doing business as Meta Financial
Group) is the holding company for MetaBank, MetaBank West Central, and Meta Trust Company(R). MetaBank is a federally-chartered savings bank with four market areas: Northwest Iowa Market, Brookings Market, Central Iowa Market, Sioux Empire Market; and the Meta Payment Systems prepaid debit card division. MetaBank West Central is a state-chartered commercial bank in the West Central Iowa Market. Nineteen banking offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.

The Company, and its wholly-owned subsidiaries, MetaBank, MetaBank WC, and Meta Trust Company may from time to time make written or oral "forward-looking statements," including statements contained in this release and in its filings with the Securities and Exchange Commission, in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control. Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services, such as those offered by the Meta Payment Systems division; credit quality and adequacy of reserves; technology; and our employees. The following factors, among others, could cause the Company's financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services laws and regulations; technological changes; acquisitions; litigation; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks involved in its litigation.

The foregoing list of factors is not exclusive. Additional discussion of factors affecting the Company's business and prospects is contained in the Company's periodic filings with the SEC. The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.